Exhibit 32.1
Written Statement of Chairman and Chief Executive Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. Section 1350)
     The undersigned, the Chairman and Chief Executive Officer of Orbital Sciences Corporation (the “Company”), hereby certifies that, to his knowledge, on the date hereof:
(a)	the Quarterly Report on Form 10-Q/A of the Company for the Quarter Ended June 30, 2006 filed on the date hereof with the Securities and Exchange Commission (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(b)	information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ David W. Thompson
David W. Thompson
Chairman and Chief Executive Officer
December 7, 2006
     A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.